EXHIBIT 4.1

Mercer International Inc.

ROYAL BANK OF CANADA

REGISTRATION RIGHTS AGREEMENT

dated February 10, 2005

Fasken Martineau DuMoulin LLP

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated February 10, 2005, between Mercer International Inc., a business trust organized pursuant to the laws of the State of Washington (together with any successor entity, herein referred to as the “Company”), and Royal Bank of Canada (the “Holders”).

This Agreement is made pursuant to subsection 7.3 of the Asset Purchase Agreement dated November 22, 2004 between the Company, KPMG Inc. in its capacity as the receiver of all of the assets and undertakings of Stone Venepal (Celgar) Pulp Inc. (“KPMG”) and 0706906 B.C. Ltd. (the “Purchase Agreement”). KPMG has, on behalf and for the account of the Holders, agreed, pursuant to the terms of the Purchase Agreement, to receive from the Company for and on behalf of the Holders that number of shares of beneficial interest of the Company, par value $1.00 per share as may be determined thereunder (the “Shares of Beneficial Interest”). The Company has agreed to provide to the Holders the registration rights set forth in this Agreement. Pursuant to subsection 7.3 of the Purchase Agreement, KPMG has directed, at the request of the Royal Bank of Canada (“RBC”), that 2,085,937 Shares of Beneficial Interest be issued to RBC in its own name and that 2,124,589 Shares of Beneficial Interest be issued to KPMG as originally contemplated. The execution and delivery of this Agreement by the Holders is a condition to the closing under the Purchase Agreement. The registration rights agreement between KPMG and the Company dated November 22, 2004 continues in full force and effect in respect of the 2,124,589 Shares of Beneficial Interest to be issued to KPMG under the Purchase Agreement.

The parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Action” has the meaning in Section 6(c) hereof.

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Blue Sky Application” has the meaning in Section 6(a) hereof.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means a day other than a Saturday or Sunday or any federal holiday in the United States or any holiday in the Province of British Columbia, Canada.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto.

“Effectiveness Deadline” has the meaning in Section 2(a) hereof.

“Effectiveness Period” has the meaning in Section 2(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” has the meaning in Section 2(a) hereof.

“Holder” means a Person who owns, beneficially or of record, Transfer Restricted Securities.

“Indemnified Holder” has the meaning in Section 6(a) hereof.

“Lock-Up Agreement” means the lock-up agreement in respect of the Transferred Restricted Securities entered into (or to be entered into) among the Holders, and/or one or more underwriters as provided for and pursuant to the terms of the Purchase Agreement.

“NASD” means National Association of Securities Dealers, Inc.

“Notice and Questionnaire” means the Selling Securityholder Notice and Questionnaire in substantially the form attached as Exhibit A hereto.

“Person” means an individual, partnership, limited liability company, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

“Prime Rate” means the prime rate of interest charged by Royal Bank of Canada to its most creditworthy customers for U.S. dollar or commercial loans at its main branch in Vancouver, British Columbia, from time to time.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Purchase Agreement” has the meaning set forth in the preamble hereto.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning in Section 2(a) hereof.

“Suspension Period” has the meaning in Section 4(b) hereof.

“Transfer Restricted Securities” means each Share of Beneficial Interest until the earliest to occur of:

(a)	the date on which such Share of Beneficial Interest has been effectively registered for resale under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(b)	the date on which such Share of Beneficial Interest (A) has been transferred in compliance with Rule 144(k) were it not held by an affiliate of the Company or (B) may be sold or transferred pursuant to Rule 144(k) were it not held by an affiliate of the Company (or any other similar provision then in force); and

(c)	the date on which such Share of Beneficial Interest ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

“Underwritten Registration” or “Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

It is expressly understood by the parties hereto that, in the event that the Closing does not occur pursuant to the terms of the Purchase Agreement or the Purchase Agreement is terminated pursuant to its terms that this Agreement will be null and void and of no further force and effect.

2.	Shelf Registration.

(a)	The Company shall prepare and, as promptly as practicable but in any event not later than 90 days after the Closing Date (the “Filing Deadline”), file with the Commission a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), covering all Transfer Restricted Securities issued to and held by the Holders pursuant to the Purchase Agreement. The Shelf Registration Statement shall be on Form S-3 under the Securities Act or, if Form S-3 is unavailable, on another appropriate form permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners designated by them or permitted under applicable law (including, without limitation, one or more underwritten offerings). The Shelf Registration Statement (and each amendment and supplement thereto) shall be provided to (and subject to the reasonable approval of) the initial Holders and their counsel prior to its filing. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable after it is filed and, in any event, within 180 days after the Closing Date (the “Effectiveness Deadline”). If (i) (A) the Shelf Registration Statement required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the SEC prior to the Filing Deadline or (B) such Shelf Registration Statement covering all of the Transfer Restricted Securities is not declared effective by the SEC on or before the Effectiveness Deadline, or (ii) if, after such Shelf Registration Statement has been declared effective by the SEC, sales of any of the Transfer Restricted Securities required to be covered by such Shelf Registration

Statement cannot be made pursuant to such Shelf Registration Statement (by reason of a stop order or the Company’s failure to update the Shelf Registration Statement or after the 30th consecutive day in any 45-day period or the 45th day in any 365-day period, as the case may be, of any Suspension Period described in Section 4(b) hereof, or any other reason outside the control of the Holders) and the Company does not cause the Shelf Registration Statement to become effective by a post-effective amendment or report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act within five (5) Business Days of the commencement of such suspension, or (iii) the Shares of Beneficial Interest are not listed or included for quotation on the Nasdaq National Market (“NNM”), the Nasdaq SmallCap Market (“SmallCap”), the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”) at any time after the Effectiveness Deadline hereunder (each of the items (i) and (ii) of this Section 2(a) is herein called a “Registration Default”), then the Company will make payments to the Holders in such amounts and at such times as shall be determined pursuant to this Section 2(a) as relief for the damages to the Holders by reason of any such delay in or reduction of their ability to sell the Transfer Restricted Securities as liquidated damages (“Default Damages”). The Company shall pay to each Holder as Liquidated Damage an amount equal to the aggregate purchase price of the Transfer Restricted Securities held by such Holder , multiplied by a rate equal to the Prime Rate plus 2% per annum, for each thirty (30) day period (or portion thereof) of a Registration Default. Default Damages shall accrue to each Holder on the Transfer Restricted Securities from and including the date on which the Registration Default occurs up to but excluding the date on which the Registration Default has been cured provided however, Default Damages on Transfer Restricted Securities shall not accrue under any more than one of the foregoing clauses (i) or (ii) above at any one time; provided further however that (x) on the filing of the Shelf Registration Statement as required (in case of clause (i)(A) of this Section 2(a)), (ii) on the effectiveness of the Shelf Registration Statement as required hereunder (in the case of clause (i)(B) of this Section 2(a)) or the relisting or quotation of the Shares of Beneficial Interest on either the NNM, SmallCap, NYSE or AMEX or , Default Damages on the Transfer Restricted Securities as a result of such clause (or the relevant subclause) as the case may be, shall cease to accrue. It is understood and agreed to notwithstanding any provisions to the contrary Default Damages shall cease to accrue on any Transfer Restricted Securities at the time that such securities cease to be a Transfer Restricted Securities.

Notwithstanding anything to the contrary, a Holder shall not be entitled to Default Damages under this Section 2(a) if such Registration Default is attributable to changes (other than corrections of the Company’s mistakes respecting information previously provided by the Holders) required to be provided by the Holders in the Shelf Registration Statement with respect information relating to the Holders, including, without limitation to the plan of distribution or if such Holders have not provided all registration information to us as required in Section 2(d) at least five (5) Business Days prior to the effective date of Shelf Registration Statements or any subsequent amendment thereto (with respect to any period subsequent to such amendment and prior to the next amendment in respect of which such information is provided to us). No Default Damages will be payable to Holders of securities purchased in transactions covered by the Shelf Registration Statement or previously sold in transactions exempt from the registration requirements of the Securities Act in accordance with Rule 144 (unless such Holders were assigned rights hereunder pursuant to Section 10(f) hereof).

The calculation of Default Damages hereunder will be determined on the basis of a 360 day year comprised of twelve 30 day months and the actual number of days on which Default Damages accrued during such period.

The Default Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for Registration Defaults.

(b)	The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus included therein to be lawfully delivered by the Holders of the relevant Shares of Beneficial Interest for a period (the “Effectiveness Period”) of two years from the Closing Date or such shorter period that will terminate when (i) all the Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statement or (ii) none of the Shares of Beneficial Interest are Transfer Restricted Securities. The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Shares of Beneficial Interest covered thereby not being able to offer and sell such Shares of Beneficial Interest during the Effectiveness Period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 4(b) below, and the Company thereafter complies with the requirements of Section 4(b).

Notwithstanding the foregoing, the Company shall not be obligated to file a Prospectus with the securities commission or similar regulatory authority in any of the provinces or territories of Canada.

(c)	Notwithstanding any other provisions hereof, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	The Company shall, at least 15 Business Days prior to the date on which the Shelf Registration Statement becomes effective, provide written notice to each Holder (which notice shall be accompanied by a copy of a Notice and Questionnaire to be completed by such Holder) that the Company has filed the Shelf Registration

Statement pursuant to this Agreement and that the Holder must complete and return the enclosed Notice and Questionnaire in accordance with this Section 2(d) in order to be named as a selling securityholder in the Shelf Registration Statement and Prospectus, and shall contemporaneously post a notice on its website to the foregoing effect including any legends or disclaimers required by law. The Company shall include in the Shelf Registration Statement at the time it is first declared effective, the name of each Holder that provided a Notice and Questionnaire to the Company in accordance with this Section 2(d), and from and after the date the Shelf Registration Statement is initially declared effective, the Company shall use commercially reasonable efforts to file with the Commission, as promptly as practicable after the date a Notice and Questionnaire is delivered to the Company, a post-effective amendment to the Shelf Registration Statement or prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law. If the Company files a post-effective amendment to the Shelf Registration Statement, the Company shall use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable. Any Holder who, subsequent to the date the Shelf Registration Statement is declared effective, provides a Notice and Questionnaire required by this Section 2(d) pursuant to the provisions of this Section (whether or not such Holder has supplied the Notice and Questionnaire at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement and Prospectus in accordance with the requirements of this Section 2(d); provided, however, that the Company shall not be obligated to file more than one post-effective amendment or supplement in any 25 day-period following the date the Shelf Registration Statement is declared effective for the purpose of naming Holders as selling securityholders who are not named in such Shelf Registration Statement at the time of effectiveness. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

(e)	Eligibility For Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Holders Transfer Restricted Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form S-3 during the Effectiveness Period.

3.	Piggy-Back Registrations.

If at any time prior to the expiration of the Effectiveness Period the Company shall file with the SEC a registration statement relating to an offering for its own account under the Securities Act of any of its Shares of Beneficial Interest (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Holder written notice of such filing and, if within fifteen (15) days after the date of such notice, such Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Transfer Restricted Securities such Holder requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Shares of Beneficial Interest which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Shelf Registration Statement only such limited portion of the Transfer Restricted Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Transfer Restricted Securities shall be made pro rata among the Holders seeking to include Transfer Restricted Securities, in proportion to the number of Transfer Restricted Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Transfer Restricted Securities unless the Company has first excluded all outstanding Shares of Beneficial Interest, the holders of which are not contractually entitled to inclusion of such Shares of Beneficial Interest in such registration statement or are not contractually entitled to pro rata inclusion with the Transfer Restricted Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Transfer Restricted Securities shall be made pro rata with holders of Shares of Beneficial Interest having the contractual right to include such Shares of Beneficial Interest in the registration statement other than holders of Shares of Beneficial Interest contractually entitled to inclusion of their Shares of Beneficial Interest in such registration statement by reason of demand registration rights. Notwithstanding the foregoing, no such reduction shall reduce the amount of Transfer Restricted Securities included in the registration below ten (10%) of the total amount of Shares of Beneficial Interest included in such registration. No right to registration of Transfer Restricted Securities under this Section 3 shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which a Holder is entitled to registration under this Section 3 is an underwritten offering, then each Holder whose Transfer Restricted Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Transfer Restricted Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Shares of Beneficial Interest included in such underwritten offering.

4.	Registration Procedures.

In connection with the Shelf Registration Statement contemplated by Section 2 hereof, the Company shall:

(a)	use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto and in accordance with Section 2(a) hereof, shall prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-3, or if the Company is not then eligible to use Form S-3, on any appropriate form under the Securities Act;

(b)	upon the occurrence of any event or discovery of any facts of the kind described in clauses (ii) through (iv) of Section 4(d) during the Effectiveness Period, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed, including, without limitation, preparing and filing a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or any document incorporated therein by reference and any other required document so that, as thereafter delivered to the Holders or purchasers of Shares of Beneficial Interest, neither the Shelf Registration Statement nor the Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Notwithstanding the foregoing, the Company may suspend the availability of the Shelf Registration Statement upon written notice to the Holders (which notice shall be accompanied by an instruction to suspend the use of the Prospectus), for one or more periods not to exceed 45 consecutive days in any 90-day period, and not to exceed, in the aggregate, 90 days in any 365-day period (each such period, a “Suspension Period”) if:

(i)	an event occurs and is continuing that, in the Company’s good faith judgment, would require the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

(ii)	the Company reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company (and its subsidiaries, if any, taken as a whole);

(iii)	the Company’s trustees and executive officers are also prohibited from trading in the Company’s securities during such Suspension Period; and

(iv)	the Company has suspended the availability of any other shelf registration statement covering resales by third parties.

(c)	prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period (which may, to the extent applicable in compliance with the Securities Act, be effected by filings under the Exchange Act as contemplated by Item 12(b) of Form S-3 under the Securities Act); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and

430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling securityholders set forth in the Shelf Registration Statement or supplement to the Prospectus;

(d)	notify the Holders and the underwriter(s), if any, promptly (but in any event within five Business Days) and, if requested by such Persons, confirm such advice in writing:

(i)	when the Shelf Registration Statement, the Prospectus or any amendment, supplement or post-effective amendment thereto has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii)	of any request by the Commission for post-effective amendments or supplements to the Shelf Registration Statement or Prospectus or for additional information relating thereto after a Registration Statement has become effective;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

(iv)	of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

(e)	if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(f)	furnish to the Holders prior to the filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein, and use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments that the Holders reasonably may propose. The

Company shall also furnish to the Holders before filing with the Commission, if reasonably practicable, or otherwise promptly after filing with the Commission, copies of any amendments to the Shelf Registration Statement or supplements to the Prospectus, and shall make the Company’s representatives reasonably available for discussion of such amendments or supplements and make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as the Holders, may reasonably request (it being understood that a request to correct a material misstatement or omission is an example of one such reasonable request);

(g)	make available at reasonable times for inspection by one or more representatives of the selling Holders, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Company’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that (i) each such representative of the selling Holders (on its behalf and on behalf of its underwriter(s), attorneys and accountants) will be required to agree in writing to hold in confidence and not to use for any purpose other than to satisfy applicable due diligence responsibilities all nonpublic information obtained by it as a result of such inspections until such is made generally available to the public through no fault of such representative of the selling Holders or their underwriter(s), attorneys or accountants of a selling Holder, and (ii) each selling Holder of such Transfer Restricted Securities will be required further to agree in writing that it will, upon learning that the disclosure of such records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the records and information deemed confidential;

(h)	if reasonably requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may request to have included therein, including, without limitation: (i) information relating to the “Plan of Distribution” of the Transfer Restricted Securities; (ii) information with respect to the number of Shares of Beneficial Interest being sold to such underwriter(s); (iii) the purchase price being paid therefor; and (iv) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder, this clause (h) shall apply only to such information that relates to the Transfer Restricted Securities to be sold by such selling Holder; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(i)	furnish to each selling Holder and each of the underwriter(s), if any, upon request, without charge, at least one conformed copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (without any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) unless requested);

(j)	deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to any notice by the Company in accordance with this Section of the existence of any fact or event of the kind described in clauses (ii) through (iv) of Section 4(d), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(k)	if an underwriting agreement is entered into and the registration is an Underwritten Registration, the Company shall:

(i)	upon request, furnish to each underwriter and, in the case of clause (1) below, to each selling Holder, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

(ii)	a certificate, dated the date of such closing, signed by the Chief Financial Officer of the Company confirming, as of the date thereof, such matters as such parties may reasonably request;

(iii)	opinions, each dated the date of such closing, of counsel to the Company covering such of the matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities;

(iv)	customary comfort letters, dated the date of such closing, from the Company’s independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

(v)	set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified by the Company; and

(vi)	deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (k);

(l)	prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or customary to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (i) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (ii) to subject themselves to taxation in any such jurisdiction if they are not now so subject;

(m)	cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(n)	cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD;

(o)	otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act; and

(p)	cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in clauses (ii) through (iv) of Section 4(d) hereof and during any Suspension Period, such Holder will, and will use commercially reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

(a)	such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b) hereof; or

(b)	such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

5.     Registration Expenses.

All expenses incident to the Company’s performance of and compliance with this Agreement shall be borne by the Company regardless of whether a Registration Statement becomes effective, including, without limitation:

(a)	all registration and filing fees and expenses (including filings made by the Holders or underwriter(s), if any, with the NASD);

(b)	all fees and expenses of compliance with U.S. and Canadian securities and Blue Sky laws and any notice or similar filing reasonably requested by the Holders outside of the U.S. and Canada;

(c)	all expenses of printing (including printing of Prospectuses and certificates for the Shares of Beneficial Interest, messenger and delivery services and telephone);

(d)	all fees and disbursements of counsel to the Company;

(e)	all application and filing fees in connection with listing (or authorizing for quotation) the Shares of Beneficial Interest on any securities exchange or automated quotation system pursuant to the requirements hereof;

(f)	all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and

(g)	all fees and expenses of the Holders (including fees and disbursements of counsel to the Holders up to a maximum of $50,000) in connection with any amendment, modification or supplement to this Agreement.

The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.	Indemnification and Contribution.

(a)	The Company shall indemnify and hold harmless each Holder, such Holder’s officers, directors and employees and each person, if any, who controls or is controlled by such Holder within the meaning of the Securities Act (each Holder and each of its respective officers, employees and any such control person being an “Indemnified Holder”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto (including in any periodic or current report filed by the Company pursuant to the Securities Exchange Act of 1934 which is incorporated by reference therein) or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”); or

(ii)	the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein or out of the failure by the Indemnified Holder to furnish to any purchaser of its Restricted Transfer Security of the Prospectus and any supplement or amendment thereto in the form provided to such Indemnified Holder by the Company. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Indemnified Holder.

(b)	Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, their respective officers and employees, their respective directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

(i)	any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

(ii)	the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case (i) only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein which shall, except as otherwise specifically agreed by any Holder, be the information provided by such Holder in response to the Notice and Questionnaire or otherwise provided by such holder in respect of Item 507 of Regulation S-K by such Holder and (ii) such Holder shall be liable under this Agreement for only that amount as does not exceed the proceeds actually received by such Holder as a result of the sale of Transfer Restricted Securities pursuant to such Shelf Registration Statement, and shall reimburse the Company, and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Holder may otherwise have to the Company, or any of their respective directors, officers, employees or controlling persons and any such director, officer, employee or controlling person.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this

Section 6). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties, other than reasonable costs of investigation, unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of one counsel selected by all the indemnified parties to represent them all shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party (an “Action”), unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any Action, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

(d)	If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that a Holder will not be obligated to contribute more than the net proceeds received by such Holder from such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 6(d) are several and not joint.

7.	Rule 144 and 144A.

The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Holders understand and agree that, for so long as the Shares of Beneficial Interest are quoted on NASDAQ, such shares are not eligible for resale pursuant to Rule 144A. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.	Participation in Underwritten Registrations.

No Holder may participate in any Underwritten Registration hereunder unless such Holder:

(a)	agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

(b)	completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

9.	Selection of Underwriters.

The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by Holders holding a majority of the Transfer Restricted Securities whose Transfer Restricted Securities are included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

10.	Miscellaneous.

(a)	Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof, in addition to the Default Damages provided for in Section 2(a) hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)	Adjustments Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

(c)	No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that interferes with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(d)	Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders holding a majority of the Transfer Restricted Securities.

(e)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing (except if the context expressly permits otherwise) by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the transfer agent of Shares of Beneficial Interest, as the case may be with a copy to:

Fasken Martineau
2100-1075 West Georgia Street
Vancouver, British Columbia
Canada V6E 3G2
Tel: 604 631 3131
Fax: 604 631 3232
Attention: Donald Dalik

and

(ii) if to the Company:

Mercer International Inc.
14900 Interurban Ave. South, Suite 282
Seattle, Washington, USA 98168
Attention: David Gandossi, Chief Financial Officer
Telephone: (206) 674-4639
Facsimile: (206) 674-4629

With a copy to:

Sangra Moller
1000 Cathedral Place
935 West Georgia Street
Vancouver, B.C. V62 3L2 Canada
Attention: H.S. Sangra
Telephone: (604) 692-3022
Facsimile: (604) 692-8803

All such notices and communications shall be deemed to have been duly given at: the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(f)	Successors and Assigns. This Agreement shall not be assigned without the prior written consent of the Company in its sole discretion other than to the Banks, KPMG and their Affiliate or, if permitted by the underwriters under the Lock-up Agreement, with the consent of the Company with such consent not to be unreasonably withheld; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a permitted successor or assign of a Holder as provided herein unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Lock-Up Agreement; and (iii) upon the occurrence of a Registration Default that continues for 30 days or more or Registration Defaults that continue for more than 45 days in any 365-day period, the Agreement may be assigned by the Holder with the written consent of the Company not to be unreasonably withheld.

(g)	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(i)	Headings. The headings in this Agreement are for convenience of reference only and are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

(j)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON, BUT WITHOUT REGARD TO ANY APPLICABILITY PRINCIPLES OF CONFLICTS OF LAW.

(k)	Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l)	Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MERCER INTERNATIONAL INC.		ROYAL BANK OF CANADA

By:	/s/ David M. Gandossi	By:	/s/ Ibrahima Dia

	Name:		Name: Ibrahima Dia
	Title		Title: Sr. Vice President

		By:	/s/ A.J. McGale

Name: A.J. McGale Title Vice President

Exhibit A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of shares of beneficial interest, $1.00 par value (the “Registrable Securities”), of Mercer International Inc. (“Mercer”) understands that Mercer has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) dated November 22, 2004 between Mercer and the Holders named therein. The information in this notice includes a summary of certain of the provisions of the Registration Rights Agreement, which you should review. A copy of the Registration Rights Agreement is available from Mercer upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to Mercer as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire at least five business days prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of its effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, together with such other information as Mercer may reasonably request, Mercer will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

Certain legal consequences arise from being named as selling securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to Mercer of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless Mercer, and each person, if any, who controls Mercer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all loss, liability, claim, damage and expense arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to Mercer and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c)	Full Legal Name of Depository Trust Company Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

	(a)	Type and Principal amount of Registrable Securities Beneficially Owned:

(b) CUSIP No(s). of such Registrable Securities Beneficially Owned:

4.	Beneficial Ownership of Mercer Securities Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Mercer other than the Registrable Securities listed in Item (3).

(a) Type and Amount of Other Securities Beneficially Owned by the Selling Securityholder:

(b) CUSIP No(s). of such other Securities Beneficially Owned:

5.	Relationship with Mercer:

Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Mercer (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker dealers or agents. If the Registrable Securities are sold through underwriters or broker dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options, swaps or other derivatives (whether exchange-listed or otherwise); or (vi) through any combination of the foregoing, or by any other legally available means. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker dealers that in turn may sell such securities. The shares may be sold or distributed from time to time by pledgees, donees or transferees of, or other successors in interest to, the undersigned.

State any exceptions here:

Note:	In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Mercer and an undertaking by the Selling Securityholder to pay certain expenses related to such offering.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provision.

The Selling Securityholder hereby acknowledges that there may be “black out” periods during which Registrable Securities may not be sold pursuant to the Shelf Registration Statement, as set forth in the Registration Rights Agreement.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

Pursuant to the Registration Rights Agreement, Mercer has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligations under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify Mercer of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration

Statement remains effective. All notices to Mercer hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below. All notices to the undersigned pursuant to the Registration Rights Agreement shall be made in writing at the address set forth in paragraph 2, or any other address given to Mercer by notice from the undersigned.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above or provided by the undersigned as contemplated by the immediately preceding paragraph and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Mercer in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner

By:

Name:
Title:

Dated:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO MERCER INTERNATIONAL INC., AT:

14900 Interurban Avenue South, Suite 282
Seattle, Washington, USA 98168
Attention: Investor Relations

with a copy to:

Sangra Moller
1000 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia, Canada
V6C 3L2
Attention: H.S. Sangra